U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    November 7, 2010

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 7, 2010, Johan G. Carlberg, a Director of Private Media Group, Inc. (the “Company”), notified the Board of Directors of the Company of his resignation from the Board of Directors effective immediately. Mr. Carlberg was a member of the Company’s Audit Committee at the time of his resignation. Mr. Carlberg did not resign as a Director as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

As Mr. Carlberg was also a nominee for election as a director at the 2010 Annual Meeting of Shareholders, to be held on November 18, 2010, the Board of Directors intends to select and recommend to shareholders a replacement nominee prior to the Annual Meeting on November 18. Proxies submitted by shareholders in connection with the 2010 Annual Meeting which are voted for Johan Carlberg will instead be voted by the Board’s proxies in favor of the nominee voted by the Board to replace Mr. Carlberg as a nominee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: November 12, 2010	/s/ JOHAN GILLBORG
Johan Gillborg,
Chief Financial Officer

3